Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

REGISTRATION STATEMENT

(Form Type)

CBAK Energy Technology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities

	Equity	Common Stock, par value $0.001 per share	415(a)(6)					(1)				S-3	333-257658	July 13, 2021	m
	Debt	Debt Securities	415(a)(6)					(1)				S-3	333-257658	July 13, 2021
	Other	Warrants	415(a)(6)					(1)				S-3	333-257658	July 13, 2021
	Other	Units	415(a)(6)					(1)				S-3	333-257658	July 13, 2021
	Unallocated (Universal) Shelf (1)		415(a)(6)			(1)	$500,000,000	(1)(2)				S-3	333-257658	July 13, 2021	$54,550	(3)

	Total Offering Amounts						$500,000,000	(1)(2)(4)		—
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due									$0.00	(3)(4)

(1)

There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase shares of common stock, preferred stock, debt securities and/or units, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $500,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $500,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock, preferred stock, debt securities, warrants and/or units as may be issued upon conversion, exercise or exchange of convertible, exercisable or exchangeable securities being registered hereunder or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	The $500,000,000 of securities registered hereby includes $500,000,000 of securities of the registrant registered pursuant to the registrant’s prior registration statement on Form S-3 (File No. 333-257658) filed with the Securities and Exchange Commission on July 2, 2021, and declared effective on July 13, 2021 (the “Prior Registration Statement”), that have not been issued and sold by the registrant (the “Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of $54,550 previously paid in connection with such Unsold Securities will continue to be applied to them, and no additional registration fee is being paid as to such Unsold Securities. According to Rule 415(a)(6), the offering of such Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(4)	Pursuant to Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell Unsold Securities under the Prior Registration Statement until the earlier of (i) the date on which this Registration Statement is declared effective by the Securities and Exchange Commission, and (ii) the date which is 180 days after the third anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). To the extent that, after the filing date hereof and prior to the Expiration Date, the registrant sells any Unsold Securities under the Prior Registration Statement, the registrant shall identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6).